EXHIBIT 2.2

                    ARTICLES OF AMENDMENT TO
                   SEPTEMBER PROJECT IV CORP.

THE UNDERSIGNED, being the sole director and president of September Project IV Corp., does hereby amend its Articles of Incorporation as follows:

                           ARTICLE I
                             NAME

1. The name of this corporation shall be Fashion Handbags, Inc.com

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 28, 2000 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 28, 2000.

_____________________________
Eric P. Littman, President and Sole Director


The foregoing instrument was acknowledged before me on March 28, 2000 by Eric P. Littman who is personally known to me.



                                       _____________________________
                                       Notary Public

My commission expires:



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